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                                                                    EXHIBIT 23.2


                         [LETTERHEAD OF LIDDELL, SAPP]


                               February 15, 1996


Norwest Corporation
Norwest Center
Sixth and Marquette
Minneapolis, MN 55479


Ladies and Gentlemen:


We consent to the summarization of our federal tax opinion in the registration statement of Norwest Corporation on Form S-4 and to the references to our firm under the headings of the registration statement entitled "SUMMARY--Certain U.S. Federal Income Tax Consequences," "THE MERGER--Certain U.S. Federal Income Tax Consequences" and "LEGAL OPINIONS." We also consent to the inclusion of such opinion as an exhibit to the registration statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                /s/ Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                                LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.